Exhibit 99.3

An investment in Fusion’s (as defined below) securities involves a high degree of risk. You should carefully consider the risk factors described below in evaluating the Company’s (as defined below) future prospects. In particular, keep these risk factors in mind when you read “forward-looking” statements in the Company’s various reports filed with the Securities and Exchange Commission (the “SEC”). Forward-looking statements relate to the Company’s expectations for future events and time periods. Generally, the words “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could,” “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements. Any of the following risks could harm the Company’s business, operating results or financial condition and could result in a complete loss of your investment. Additional risks and uncertainties that are not yet identified or that the Company currently thinks are immaterial may also harm the Company’s business and financial condition in the future.

As previously reported, on May 4, 2018, Fusion Connect, Inc. (“Fusion”) completed a merger (the “Birch Merger”) with Birch Communications Holding, Inc., a Georgia corporation (“Birch”), in accordance with the terms of the Agreement and Plan of Merger, dated as of August 26, 2017, as amended (the “Birch Merger Agreement”). As a result of the Birch Merger, each then existing subsidiary of Birch became an indirect wholly owned subsidiary of Fusion. Accordingly, Birch’s historical results of operations have replaced the Company’s historical results of operations for all periods prior to the Birch Merger and, the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2018 and September 30, 2018 included the results of operations of the combined company since the Birch Merger.

In addition, on June 15, 2018, the Company completed its acquisition of MegaPath Holding Corp., a Delaware corporation (“MegaPath”) through a merger (the “MegaPath Merger”) with MegaPath, in accordance with the terms of the Agreement and Plan of Merger, dated as of May 4, 2018 (the “MegaPath Merger Agreement”).

As previously reported, Fusion and each of its subsidiary debtors (collectively, the “Debtors” and together with their non-debtor Canadian subsidiaries, the “Company, “we, ”“us” or “our”) entered into a Restructuring Support Agreement, dated as of June 3, 2019 (the “RSA”), with lenders (collectively, the “Consenting First Lien Lenders”) holding more than 66- 2/3% of the aggregate outstanding principal amount of the loans under that certain First Lien Credit and Guaranty Agreement, dated as of May 4, 2018 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), by and among Fusion, as borrower, certain subsidiaries of Fusion, as guarantors, Wilmington Trust, National Association (“Wilmington Trust”), as administrative agent and collateral agent, and the lenders party thereto. Terms used but not otherwise defined herein have the meanings ascribed to them in the Disclosure Statement or the Plan, as applicable (each as defined below).

As previously reported, pursuant to the RSA, the Consenting First Lien Lenders and the Company agreed to the principal terms of a restructuring of the Company (the “Restructuring”), which is to be implemented pursuant to the Plan, and provides for either a standalone reorganization (the “Reorganization Transaction”) or a sale of all or substantially all of the Company’s assets or business to a third party. On June 3, 2019, the Company filed voluntary petitions (the “Bankruptcy Petitions”) (and the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 (“Chapter 11”) of title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

In connection with the Chapter 11 Cases, on June 7, 2019, the Company entered into the Superpriority Secured Debtor-in-Possession Credit and Guaranty Agreement, dated as of June 7, 2019 (the “DIP Credit Agreement”), by and among Fusion, as borrower, certain subsidiaries of Fusion, as guarantors, the lenders party thereto (the “DIP Lenders”) and Wilmington Trust, as administrative agent and collateral agent.

On July 1, 2019, the Company submitted a disclosure statement (the “Disclosure Statement”) pursuant to Section 1125 of the Bankruptcy Code in connection with the solicitation of votes with respect to the Joint Chapter 11 Plan of Fusion Connect, Inc. and Its Subsidiary Debtors, dated July 1, 2019 (the “Plan”).

Risks Related to the Restructuring

We are subject to risks and uncertainties associated with the Chapter 11 Cases.

Our operations, our ability to develop and execute our business plan and our continuation as a going concern are subject to the risks and uncertainties associated with bankruptcy proceedings, including, among others: our ability to execute, confirm and consummate the Plan or another plan of reorganization with respect to the Chapter 11 Cases. the high costs of bankruptcy proceedings and related fees. our ability to obtain sufficient financing to allow us to emerge from bankruptcy and execute our business plan post-emergence, and our ability to comply with terms and conditions of that financing arrangement. our ability to maintain our relationships with our lenders, counterparties, employees and other third parties. our ability to maintain contracts that are critical to our operations on reasonably acceptable terms and conditions. our ability to attract, motivate and retain key employees. the ability of third parties to seek and obtain court approval to convert the Chapter 11 Cases to proceedings under chapter 7 of the Bankruptcy Code (“Chapter 7”). and the actions and decisions of our creditors and other third parties who have interests in our Chapter 11 Cases that may be inconsistent with our operational and strategic plans.

Delays in our Chapter 11 Cases increase the risks of our being unable to emerge from bankruptcy and may increase our costs associated with the bankruptcy process. These risks and uncertainties could affect our business and operations in various ways. For example, negative events associated with our Chapter 11 Cases could adversely affect our relationships with our lenders, counterparties, employees and other third parties, which in turn could adversely affect our operations and financial condition. Also, we need the prior approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit our ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with our Chapter 11 Cases, we cannot accurately predict or quantify the ultimate impact of events that occur during our Chapter 11 Cases that may be inconsistent with our plans.

The RSA is subject to significant conditions and milestones that may be beyond our control and may be difficult for us to satisfy. If the RSA is terminated, our ability to confirm and consummate the Plan, and our ability to consummate any restructuring of our debt, could be materially and adversely affected.

The RSA sets forth certain conditions we must satisfy, including the timely satisfaction of conditions and milestones to consummate the Plan. Our ability to timely satisfy such conditions and milestones is subject to risks and uncertainties that, in certain instances, are beyond our control. If the Plan is not consummated, there can be no assurance that any new plan would be as favorable to holders of claims or interests as the Plan, and our Chapter 11 Cases could become protracted, which could significantly and detrimentally impact our relationships with regulators, government agencies, vendors, suppliers, agents, employees and customers. The RSA gives the Consenting First Lien Lenders the ability to terminate the RSA under certain circumstances, including our failure to meet certain conditions or achieve specified milestones. Should the RSA be terminated, all obligations of the parties to the RSA will terminate (except as expressly provided in the RSA). A termination of the RSA may result in the loss of support for the Plan, which could adversely affect our ability to confirm and consummate the Plan and our ability to emerge from Chapter 11. In addition, termination of the RSA is an “Event of Default” under the DIP Credit Agreement. If we are unable to access funds under the DIP Credit Agreement, we may be forced to liquidate.

There can be no assurance that the solicited class of claims will vote to accept the Plan.

There can be no assurance that the Plan will receive the necessary level of support to be implemented or will be approved by the Bankruptcy Court. The success of the Restructuring will depend on the willingness of certain existing creditors to agree to the exchange or modification of their claims and approval by the Bankruptcy Court, and there can be no guarantee of success with respect to those matters. The Consenting First Lien Lenders are impaired under the Plan and entitled to vote to accept or reject the Plan. If the RSA is terminated, each vote or any consent given by any Consenting First Lien Lender prior to such termination will be deemed null and void ab initio. If the termination of the RSA takes place when Bankruptcy Court approval is required for a Consenting First Lien Lender to change or withdraw its vote to accept the Plan, the Company has agreed to support and not oppose any such attempt to change or withdraw a vote.

We may receive objections to the terms of the transactions contemplated by the RSA, including objections to confirmation of the Plan from the various stakeholders in the Chapter 11 Cases, including the appointed statutory committee of unsecured creditors. We cannot predict the impact that any objection or third party motion may have on the Bankruptcy Court’s decision to confirm the Plan or our ability to complete an in-court restructuring as contemplated by the RSA or otherwise. Any objection may cause us to devote significant additional resources in response which could materially and adversely affect our business, financial condition and results of operations.

If we do not receive sufficient support for the Plan, or if the Plan is not confirmed by the Bankruptcy Court, it is unclear what, if any, distributions holders of claims or interests would ultimately receive. There can be no assurance as to whether or when we will emerge from Chapter 11. If a plan of reorganization cannot be confirmed, or if the Bankruptcy Court otherwise finds that it would be in the best interest of holders of claims and interests, the Chapter 11 Cases may be converted to a case under Chapter 7, pursuant to which a trustee would be appointed or elected to liquidate our assets for distribution in accordance with the priorities established by the Bankruptcy Code.

There can be no assurance that our Marketing Process will result in any bids representing higher or better value of Fusion’s assets. and speculation and uncertainty regarding the outcome of the Sale Transaction may adversely impact our business.

In support of the Marketing Process, Fusion and its advisors have developed bidding and auction procedures for the marketing and sale of Fusion’s assets in these Chapter 11 Cases in an orderly and value maximizing manner, hereinafter referred to as the Bidding Procedures. Under the Bidding Procedures, parties may submit bids for the purchase and sale of any and all of the U.S. Business, the Canadian Business or the U.S. Business and the Canadian Business in accordance with the terms of the Bidding Procedures. The Bidding Procedures are designed to promote a competitive and expedient bidding process, and are intended to generate the greatest level of interest in the Company’s assets. The Bidding Procedures are intended to provide the Debtors with flexibility to solicit proposals, negotiate transactions, provide stalking horse protections (if necessary and appropriate), hold an auction (if necessary and appropriate) and consummate a Sale Transaction for the highest and best value, all while protecting the due process rights of all stakeholders and ensuring that there is a full and fair opportunity to review and consider proposed transactions. There can be no assurance that any such bids will be received or pursued, and speculation and uncertainty regarding the outcome of the Sale Transaction may adversely impact our business.

The pursuit of the Restructuring will consume a substantial portion of the time and attention of our management, which may have an adverse effect on our business and results of operations.

It is impossible to predict with certainty the amount of time and resources necessary to successfully implement the Restructuring. Compliance with the terms of the RSA and the Plan will involve additional expense and our management will be required to spend a significant amount of time and effort focusing on the proposed transactions. This diversion of attention may materially adversely affect the conduct of our business, and, as a result, our financial condition and results of operations.

Furthermore, potential loss of key personnel, significant employee attrition or material erosion of employee morale could have a material adverse effect on our ability to effectively conduct our business, and could impair our ability to execute our strategy and implement operational initiatives, thereby having a material adverse effect on our business and on our financial condition and results of operations.

Trading in our securities is highly speculative and poses substantial risks.

Trading in our securities is highly speculative and the market price of Fusion’s common stock has been and may continue to be volatile. Any such volatility may affect the ability to sell our common stock at an advantageous price or at all.

The Nasdaq Global Market (“NASDAQ”) filed a Form 25-NSE with the SEC on May 2, 2019, which removed Fusion’s common stock from listing and trading on NASDAQ effective May 13, 2019. Fusion’s common stock now trades over-the-counter. Trading in Fusion’s common stock is limited, and holders of such securities may not be able to resell their securities for their purchase price or at all. Accordingly, trading in Fusion’s common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks to purchasers of such securities. Trading prices for Fusion’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in our Chapter 11 Cases.

Under the Reorganization Transaction, we will be a privately held company after emergence from Chapter 11, which will result in less disclosure about us and may negatively affect our ability to raise additional funds, the ability of our stockholders to sell securities and the liquidity and trading pries of our securities.

There is currently no market for the New Equity Interests proposed to be issued pursuant to the Plan and there can be no assurance as to the development or liquidity of any market for any such securities. The Reorganized Debtors will be under no obligation to list the New Equity Interests or any other securities on any national securities exchange. Therefore, there can be no assurance that the New Equity Interests will be tradable or liquid at any time after the Effective Date. If a trading market does not develop or is not maintained, holders of New Equity Interests may experience difficulty in reselling such securities or may be unable to sell them at all. Even if such a market were to exist, such securities could trade at prices higher or lower than the estimated value set forth in the Disclosure Statement depending upon many factors including, without limitation, markets for similar securities, industry conditions, and the performance of, and investor expectations for, the Reorganized Debtors.

The composition of our Board of Directors is expected to change significantly upon emergence from the Chapter 11 Cases.

The Plan contemplates that if a Reorganization Transaction is consummated, the composition of Fusion’s Board of Directors will change at the time of emergence. The New Board will consist of seven (7) directors. Six (6) directors will be selected by the First Lien Lender Group (at least one of whom must be independent) and the chief executive officer of Reorganized FCI. Any new directors may have different views on the issues that will determine our future, and, as a result, the future strategy and plans of the Company upon emergence from the Chapter 11 Cases may differ materially from those of the past.

Our businesses could suffer from a long and protracted restructuring.

Our future results are dependent upon the successful confirmation and implementation of the Plan. Failure to obtain confirmation of the Plan or approval and consummation of an alternative restructuring transaction in a timely manner may have a material adverse effect on our business, financial condition, results of operations and liquidity.

For as long as the Chapter 11 Cases continue, we will be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Cases. The DIP Credit Agreement is intended to provide us with liquidity during the pendency of the Chapter 11 Cases. If we are unable to obtain the necessary waivers and/or amendments or timely Bankruptcy Court approval for the Plan or alternative financing during the pendency of the Chapter 11 Cases, our chances of successfully reorganizing our business may be seriously jeopardized, the likelihood that we instead will be required to liquidate our assets may be enhanced, and, as a result, our outstanding securities could become further devalued or become worthless.

In certain instances, a Chapter 11 case may be converted to a case under Chapter 7 of the Bankruptcy Code.

If no plan of reorganization can be confirmed, if the Bankruptcy Court otherwise finds that it would be in the best interest of holders of claims and interests or upon the showing of cause, the Bankruptcy Court may convert our Chapter 11 Cases to cases under Chapter 7. In such event, a Chapter 7 trustee would be appointed or elected to liquidate our assets for distribution in accordance with the priorities established by the Bankruptcy Code. Liquidation under Chapter 7 would likely result in significantly smaller distributions being made to our creditors than those provided for in the Plan because of (i) the likelihood that the assets would have to be sold or otherwise disposed of in a distressed fashion over a short period of time rather than in a controlled manner and as a going concern, (ii) additional administrative expenses involved in the appointment of a Chapter 7 trustee, and (iii) additional expenses and claims, some of which would be entitled to priority, that would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of operations.

We may be subject to claims that will not be discharged in the Chapter 11 proceedings, which could have a material adverse effect on our financial condition and results of operations.

The Bankruptcy Code provides that the confirmation of a plan of reorganization discharges a debtor from substantially all debts arising prior to confirmation. With certain exceptions, all claims that arose prior to the filing for Chapter 11 protection (i) would be subject to compromise and/or treatment under the plan of reorganization and/or (ii) would be discharged in accordance with the Bankruptcy Code and the terms of the plan of reorganization. Any claims not ultimately discharged through a plan of reorganization could be asserted against the Reorganized Debtors and may have an adverse effect on our financial condition and results of operations on a post-reorganization basis.

The Plan and any other plan of reorganization that we may implement will be based in large part upon assumptions, projections and analyses developed by us. If these assumptions, projections and analyses prove to be incorrect in any material respect, the Plan may not be successfully implemented.

The Plan or any other plan of reorganization that we may implement will have been based in important part on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we have considered appropriate under the circumstances. Whether actual future results and developments will be consistent with our expectations and assumptions depends on a number of factors, including but not limited to (i) our ability to compete in the marketplace for cloud communications services and business services. (ii) our ability to continue to identify and contract with local, regional and national entities that will assist in the distribution of our products and services. (iii) our ability to retain key employees. and (iv) our ability to obtain licenses or other government approvals to operate in new markets. The failure of any of these factors could materially adversely affect the successful reorganization of our businesses.

The restatement of our financial statements may lead to additional risks and uncertainties, including regulatory, stockholder or other actions, loss of investor and counterparty confidence and negative impacts on our stock price.

As previously disclosed in the Current Report on Form 8-K filed with the SEC on April 2, 2019, our audit committee, after consultation with management and discussion with our independent registered public accounting firm, concluded that our previously issued financial statements for the fiscal years ended December 31, 2017 and for the periods ended June 30, 2018 and September 30, 2018 (collectively, the “Restated Periods”) should no longer be relied upon and should be restated for certain accounting errors. These errors were discovered in connection with the first audit of the Company’s financial statements after the Birch Merger, when the Company determined that the process used by certain of its Birch subsidiaries for capitalizing costs associated with the customer on-boarding process and the related judgments and estimates were not designed with sufficient precision. As a result, the Company identified accounting errors which resulted in an understatement of expenses for the applicable periods, anticipated to be material to the impacted periods. As previously reported, although the Company has not determined the precise amount of the required restatements, it estimated such amounts to range between $2.3 million and $3.0 million with respect to the year ended December 31, 2017 and ranging from $3.4 million and $4.1 million and $1.7 million and $2.3 million with respect to the quarters ended September 30, 2018 and June 30, 2018, respectively. The actual amount of the restatements will not be known until all audit work is completed. The Company can provide no assurances that the estimates provided above will not change.

While all actions and claims interposed against us are stayed pursuant to section 362 of the Bankruptcy Code during the pendency of the Chapter 11 Cases as a result of the required restatements, officers and directors of the Company could be subject to regulatory, stockholder or other actions in connection with the restatement, which would, regardless of the outcome, consume their time and attention and may result in additional legal, accounting, and other costs. If the Company’s officers and directors do not prevail in any such proceedings, the Company could be required to pay damages or settlement costs. In addition, the restatement and related matters could impair the Company’s reputation or could cause our customers, stockholders, or other counterparties to lose confidence in us. Any of these occurrences could have a material adverse effect on our business, results of operations, financial condition, and could further affect our stock price.

Information contained in our historical financial statements may not be comparable to the information contained in our financial statements after the application of fresh start accounting associated with the Chapter 11 Cases.

If we emerge from Chapter 11 in the form of a recapitalized company, we may apply fresh start accounting to the assets and liabilities on our consolidated balance sheets. Our financial condition and results of operations from and after our emergence, if any, may not be comparable to the financial condition or results of operations in our historical financial statements. In the application of fresh start accounting, an allocation of the reorganization value is made to the fair value of assets and liabilities in conformity with the guidance for the acquisition method of accounting for business combinations. Adjustments to the carrying amounts could be material and could affect prospective results of operations as balance sheet items are settled, depreciated, amortized or impaired. This will make it difficult for our stockholders and others to assess our performance in relation to prior periods.

Our ability to utilize our tax losses and other tax attributes to reduce future tax liabilities is subject to substantial limitations and may be subject to additional limitations and reduction as a result of future transactions, including the consummation of the Plan.

Pursuant to Sections 382 and 383 of the U.S. tax law, if a corporation undergoes an ownership change (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-change net operating loss (“NOL”) carryforwards and certain other tax attributes to offset its post-change income may be subject to an annual limitation. We experienced an ownership change as a result of the Birch Merger. Accordingly, our ability to utilize our NOL carryforwards and certain other tax attributes is subject to substantial limitations, and as a result of such limitations most of our NOL carryforwards are not available to offset future income. This amount, and any applicable limitations, are subject to examination and challenge by the applicable taxing authorities, and further adjustment based on operating results. Similar rules may apply under state tax laws with respect to state NOL carryforwards.

In the event of a further ownership change as a result of our emergence from Chapter 11 or other future transactions, our ability to utilize our otherwise available NOL carryforwards and other tax attributes may be subject to additional limitations. Also, in connection with our emergence from Chapter 11, we expect to have a substantial amount of cancellation of debt (“COD”) as a result of the discharge in bankruptcy which will be excludable from income for U.S. federal income tax purposes. Nevertheless, we will be required to reduce our NOL carryforwards and other tax attributes by an amount equivalent to the excluded COD income (regardless of whether the NOL carryforwards or other tax attributes would have been available to offset current or future taxable income). Accordingly, as a result of the Chapter 11 Cases, our NOL carryforwards and other tax attributes may be significantly reduced and potentially subject to additional severe restrictions.

Risks Relating to Our Business

The amount of debt that we have outstanding could restrict our activities or have a negative impact on our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations.

Prior to filing the Bankruptcy Petitions, our liquidity position exposed the Company to default risk under both the First Lien Credit Agreement and Second Lien Credit Agreement. The Company entered into a forbearance agreement, dated as of April 15, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Forbearance Agreement”), with substantially all of the lenders under the First Lien Credit Agreement (collectively, the “Forbearing Lenders”). Pursuant to the Forbearance Agreement, the Forbearing Lenders agreed not to exercise any remedies under the First Lien Credit Agreement with respect to the Company’s then existing defaults until June 3, 2019. Although the Company was unable to reach an agreement with the lenders under the Second Lien Credit Agreement as to a similar forbearance, such lenders were nonetheless barred from exercising remedies under the Second Lien Credit Agreement due to a 150-day standstill provision set forth in the Intercreditor Agreement governing the secured parties under the First Lien Credit Agreement and Second Lien Credit Agreement.

To pay our ordinary course operating expenses, finance the Chapter 11 Cases, and, ultimately, provide the Company with the flexibility to consummate the transactions contemplated by the RSA, we entered into the DIP Credit Agreement, which provides the Company with a DIP Facility comprising (i) up to $39.5 million in new money term loans and (ii) up to $20.0 million in roll-up term loans representing the roll-up, on a dollar-for-dollar basis, of the aggregate outstanding principal amount of loans under the Super Senior Loan Agreement.

Our overall leverage and the terms of our financing arrangements:

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make it more difficult to satisfy our obligations under the terms of our indebtedness;
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limit our ability to refinance our indebtedness on terms acceptable to us or at all;
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limit our flexibility to plan for and adjust to changing business and market conditions in the industries in which we operate and increase our vulnerability to general adverse economic and industry conditions;
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limit our ability to pursue strategic and operational goals;
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require us to dedicate a substantial portion of our cash flow to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future acquisitions, working capital, business activities, and other general corporate requirements;
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limit our ability to obtain additional financing for working capital, to fund growth or for general corporate purposes, even when necessary to maintain adequate liquidity, particularly if any ratings assigned to our debt securities by rating organizations were revised downward; and
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subject us to higher levels of indebtedness than certain of our competitors, which may cause a competitive disadvantage and may reduce our flexibility in responding to increased competition.

Currently, substantially all of the assets of the Debtors are pledged as collateral under the DIP Facility. The DIP Credit Agreement contains a number of affirmative and negative covenants, including, but not limited to, the requirement to provide periodic financial reporting and restrictions on incurring additional indebtedness and liens, making dividend payments and cash distributions, and purchasing or acquiring any investments. Furthermore, the Company is required to comply with certain financial covenants, including, but not limited to, compliance with certain limitations on the Debtors’ variance from the approved budgets established under the DIP Facility. Our failure to comply with any such covenants could result in an event of default and accelerated demand for repayment of our indebtedness.

There may exist material weaknesses in our internal controls on financial reporting, which, if not remediated promptly and appropriately, could result in loss of investor confidence.

Due to its acquisitions during 2018, with effect from January 1, 2019 Fusion became subject to additional financial reporting and system obligations under the Sarbanes-Oxley Act of 2002. Despite its retention of a third-party consultant to assist the Company in implementing additional controls and procedures to ensure compliance with these additional obligations, management was advised by its independent public accounting firm that they have identified a number of material weaknesses in the Company’s internal controls related to ineffective information technology general controls (ITGCs) in the areas of user access and program change- management over certain information technology (IT) systems that support the Company’s financial reporting processes. As a result, management concluded that the Company’s internal controls over financial reporting was not effective as of December 31, 2018. In connection with restatement of the Company’s financial statements discussed above, the Company has reassessed its internal control over financial reporting and disclosure controls and procedures and has determined that a material weakness exists relating to (a) the design and implementation of policies that define internal control expectations, (b) insufficient personnel with the knowledge and training in information technology, (c) ineffective information technology general controls in the areas of user access and program change management over certain information technology (IT) systems, (d) insufficient documentation to support the effective operation of controls placed in service that support the Company’s financial reporting processes, and (e) ineffective monitoring and review and communicating deficiencies in a timely manner for corrective action, and therefore the Company’s internal controls over financial reporting and disclosure controls and procedures were ineffective.

While all actions and claims interposed against us are stayed pursuant to section 362 of the Bankruptcy Code during the pendency of the Chapter 11 Cases, if we are unable to remediate the material weaknesses, or are otherwise unable to maintain effective internal control over financial reporting or disclosure controls and procedures, our ability to record, process and report financial information accurately, and to prepare financial statements within required time periods, could be adversely affected, which could, subject us to litigation or investigations requiring management resources and payment of legal and other expenses, and negatively affect investor confidence in our financial statements.

We have a history of operating losses and net losses. There can be no assurance that we will ever achieve profitability or have sufficient funds to execute our business strategy.

We recorded significant net losses in the year ended December 31, 2017 and December 31, 2018. During those periods, despite our efforts to reduce our expenses, and improve operations, we were not successful in meeting key business goals and generating profits and on June 3, 2019 commenced the Chapter 11 Cases. We may not be able to generate profits in the future and may not be able to support our operations or otherwise establish a return on invested capital. In addition, we may not have sufficient funds to execute our business strategy.

Changes in technology and service offerings could affect our ability to compete in the marketplace for cloud communications services and business services.

Our business is subject to rapid and significant changes in technology, particularly in the emerging areas of cloud voice, UCaaS, cloud connectivity, cloud storage and cloud computing. Our industry has evolved significantly in these areas over the past few years, and is expected to continue to evolve. Emerging technologies could lead to the development of newer, more convenient, more cost-effective or otherwise more attractive services than those we offer. In addition, the preferences and requirements of business customers are changing rapidly. Our ability to retain current customers and attract new customers may be highly dependent on whether we choose the technologies that will ultimately have the greatest customer acceptance, are able to adopt these new technologies and offer competitive new services when appropriate, or can compete successfully against other service providers that use these new technologies, many of whom are larger or possess greater financial or technical resources than we do. The development, introduction and marketing of such new services in response to new technologies or new customer demands may require us to increase our capital expenditures significantly. In addition, new technologies may be protected by patents or other intellectual property laws and therefore may only be available to our competitors and not to us.

The cloud services and business services sectors are highly competitive and we may be unable to compete effectively.

The cloud and business services sectors are highly competitive, rapidly evolving and subject to constant technological change. In addition, many of our current cloud and business services competitors are significantly larger than us and have substantially greater market presence than we do; and greater financial, technical, operational and marketing resources than us. In the event that any competitor expends significant sales and marketing resources in one or several markets where we compete with them, we may not be able to compete successfully in those markets. We also believe that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect our gross margins if we are unable to reduce our costs commensurate with the price reductions of our competitors. In addition, the pace of technological change makes it impossible for us to predict whether we will face new competitors using different technologies to provide the same or similar services offered or proposed to be offered by us. If our competitors were to provide better and more cost effective services than we do, we may not be able to increase our revenues or capture any significant market share.

There has been turnover in our senior management. If we do not retain our executive officers and senior management, or if we do not continue to attract and retain qualified personnel, our ability to execute our business plan could be adversely affected.

Our existing executive officers and senior management have extensive experience in the cloud services and communications industry, as well as many years of working together as an integrated management team directing our day-to-day operations. As a result, we are dependent on those individuals and the loss of the services of one or more of these individuals could impair our ability to execute our strategy or achieve our business and financial objectives.

We do not have written employment agreements with any of our executive officers or other members of our senior management team except for Matthew D. Rosen, our Chief Executive Officer. In addition, there has been turnover among our senior executives, including the departures of our President, Gordon Hutchins, Jr., in November 2018, the departure of Kevin Dotts, our Executive Vice President, Chief Financial Officer and Principal Accounting Officer in August 2018, and the departure of our prior Chief Financial Officer, Michael Bauer, and our prior Principal Accounting Officer, Lisa Taranto, in May 2018.

We face competition for qualified personnel, including management, technical, financial and sales personnel. If we are unable to attract and retain experienced and motivated personnel, the growth of our business or the effectiveness of our day-to-day operations may be negatively impacted and we may not be able to further grow our customer base or achieve our business or financial objectives.

Our revenue growth is dependent upon our ability to build new distribution relationships and to acquire new customers.

Our ability to grow through efficient and cost effective deployment of our cloud and business services is, in part, dependent upon our ability to continue to identify and contract with local, regional and national entities that will assist in the distribution of our products and services. If we are unable to identify, contract with or maintain such distribution relationships, or if the efforts of these agents are not successful, we may not grow the customer base or achieve the revenue level currently envisioned and our results of operations will be adversely impacted.

Our ability to grow our business is dependent upon market developments, which may lead us to make expenditures that do not result in increased revenue.

Our purchase of network equipment and software will be based, in part, upon our expectations concerning future revenue growth and market developments. As we expand our network, we will be required to make significant capital expenditures, including the purchase of additional network equipment and software. To a lesser extent, our fixed costs will also increase from the ownership and maintenance of a greater amount of network equipment including our switching systems, gateways, routers and other related systems. If our volumes were to decrease, or fail to increase to the extent expected or necessary to make efficient use of our network, our costs as a percentage of revenue would increase significantly.

We rely upon certain proprietary rights in our technology, systems and business processes. If our protection of these rights were to be compromised, it could negatively affect our ability to compete or to achieve our projected business and financial results.

Our ability to compete depends, in part, upon our proprietary rights in our technology, systems and business processes. In general, our technology is based on the integration and use of publicly available hardware components, and is therefore afforded little protection under existing patent law. Some of our software and systems, while developed by us, are generally not unique in such a manner as to allow protection under existing patent law. As a result, we generally rely on a combination of contractual restrictions and the general protection afforded by copyright, trademark and trade secret laws to establish and protect our proprietary rights. Such limited protection could prove insufficient and thereby subject us to increased competition or impact the business or financial results of our operations.

It is the Company’s policy to require employees, consultants and, when warranted, certain customers and vendors to execute confidentiality agreements with us. These agreements provide that confidential information developed or made known during the course of the relationship must be kept confidential and not disclosed to third parties except under certain limited circumstances. If such arrangements were to prove ineffective in protecting our confidential information, our business or financial performance could be negatively impacted.

The U.S. Patent and Trademark Office has granted Fusion federal registration for in excess of fifty trademarks and one patent. Federal registration of those trademarks will be effective for as long as we continue to use them and renew their registrations. Federal registration for the patent will continue for 20 years from the date of application, or until 2028, so long as the maintenance fees are paid. The Canadian Intellectual Property Office has granted Fusion registration of one patent. Such registration will be effective for 20 years from the date of application, or until 2028, so long as the maintenance fees are paid. We may register additional trademarks, patents and other intellectual property rights in the future, although there can be no assurance that our effort to register these trademarks, patents or other intellectual property rights will be successful. Fusion generally does not register any of its copyrights with the U.S. Copyright Office, but relies on the protection afforded to such copyrights by the U.S. Copyright Act, which provides protection to authors of original works whether published or unpublished and whether registered or unregistered.

We earn revenue, incur costs and maintain cash balances in multiple currencies, and currency fluctuations could adversely affect our financial results.

We have operations in Canada, where we earn revenue and incur costs in Canadian Dollars. Doing business in Canada exposes us to foreign currency risks in numerous areas, including revenue, purchases and payroll. Certain of these currency exposures are naturally offset because revenue and costs are both denominated in the same currency, and certain cash balances are held in U.S. Dollar denominated accounts. However, fluctuations in foreign currency exchange rates could materially impact our results in the future. Any fluctuations in foreign currency exchange rates could materially impact the availability and amount of these funds available for transfer.

We are dependent upon our ability to obtain the necessary regulatory approvals and licenses to enter new markets in which such approvals are required. Such approvals may or may not occur as planned and could be delayed.

Our ability to enter into new markets may, in certain cases, rely upon our ability to obtain licenses or other government approvals to operate in those markets, our ability to establish good working relationships with the relevant regulatory authorities in those jurisdictions and/or our ability to interconnect to the networks of other carriers and providers in those markets. If we are not able to obtain or are delayed in obtaining any necessary licenses, approvals or interconnections, our ability to enter these new markets may be prevented or delayed.

We rely on third party equipment suppliers who may not be able to provide us the equipment necessary to deliver the services that we seek to provide.

We are dependent on third party equipment suppliers, including Cisco and BroadSoft, for equipment, software and hardware components. If these suppliers fail to continue product development and research and development or fail to deliver quality products or support services on a timely basis, or if we are unable to develop alternative sources of supply if and as required, such a failure could result in an inability to deliver the services that we currently provide or intend to provide, and our financial condition and results of operations may be adversely affected.

A significant amount of our revenue is derived from a limited number of customers, and any reduction in revenue from any of these customers could have a material adverse effect on our business.

Our twenty largest customers by revenue accounted for approximately 6.7% of our pro forma consolidated revenue during the twelve months ended December 31, 2018. During the twelve months ended December 31, 2018, no single customer accounted for more than 5% of our pro forma consolidated revenue or accounts receivable. If any of our key customers decides not to renew its contracts with us, or to renew on less favorable terms, our business, revenue, reputation, and our ability to obtain new customers could be adversely affected.

Our rights to the use of fiber that is part of our network may be affected by the ability to continue long term contracts and the financial stability of our IRU fiber providers.

A portion of our services are provided on network fiber facilities licensed or leased from other network service providers through indefeasible rights of use (“IRUs”) or similar arrangements. The facilities under these agreements have remaining terms generally ranging from less than 1 year to 24 years. In these agreements, the network owner is responsible for network maintenance for which we pay such network owners. If our network provider under IRU agreements has financial troubles, it could adversely affect our costs, especially maintenance costs and ability to deliver service. Also, if our network providers under IRU agreements are unable to obtain and maintain necessary rights-of-way and access to pole attachments for their fiber networks or if they fail to renew or extend our IRUs, our operations may be interrupted and/or we could incur material expenses if we were required to relocate to alternative network assets.

Our ability to provide services is often dependent on our suppliers and other service providers who may not prove to be reliable.

A majority of the voice calls made by our customers are connected through other service providers, which provide us with transmission capacity through a variety of arrangements. Our ability to terminate voice traffic in our targeted markets is an essential component of our ongoing operations. If we do not secure or maintain operating and termination arrangements, our ability to increase services to our existing markets and gain entry into new markets will be limited. Therefore, our ability to maintain and expand our business is dependent, in part, upon our ability to maintain satisfactory relationships with other domestic service providers, Internet service providers, international service providers, fiber optic cable providers and other service providers, many of which are our competitors, and upon our ability to obtain the services on a cost effective basis. In addition, if a service provider with whom we interconnect does not carry the traffic routed to it, or does not provide the required bandwidth, we may be forced to route our voice traffic to, or buy capacity from, a different service provider on less advantageous terms, which could reduce our profit margins or degrade our network service quality. In the event network service quality is degraded, it may result in a loss of customers. To the extent that any of these service providers with whom we interconnect raises its rates, changes its pricing structure or reduces the amount of bandwidth it will make available to us, our revenues and profitability may be adversely affected. Also, our revenues and profits may be adversely affected if our suppliers experience financial difficulties that prevent or impair their provision of the services we need.

Some of our services are dependent upon multiple service platforms, network elements, and back-office systems that are reliant on third party providers.

We have deployed back-office systems and services platforms that enable us to offer our customers a wide-array of services and features. Sophisticated back office information and processing systems are vital to our future growth and our ability to continue to monitor costs, invoice customers, provision customer orders, and achieve operating efficiencies. Some of these systems are dependent upon license agreements with third party vendors. These third party vendors may cancel or refuse to renew some of these agreements, and the cancellation or non-renewal of these agreements may harm our ability to invoice customers and provide services efficiently.

Our business could be materially and adversely affected in the event of accusations of infringement of third-party intellectual rights.

There has been substantial litigation in the areas in which we operate regarding intellectual property rights. Regardless of the merits, accusations and lawsuits concerning claims of infringement or misuse of another party’s proprietary rights may negatively affect customer relationships, may divert management’s attention away from other aspects of our operations and, upon resolution may have a material adverse effect on our business, results of operations, financial condition and cash flows.

If we were found to be infringing on the intellectual property rights of a third party, we could be subject to liability for such infringement, which could be material. We could also be prohibited from selling certain services or required to redesign certain services, each of which could have a material adverse effect on our business and results of operations. These and other outcomes may result in the loss of a substantial number of existing customers or prevent our acquisition of new customers; cause us to pay license fees for intellectual property we are found to have infringed; cause our costs to increase; materially and adversely affect our brand in the marketplace and cause a substantial loss of goodwill; and cause us to cease certain services or offering certain features.

Vulnerabilities to security breaches, cyber intrusions and other malicious acts could adversely impact our business.

In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, state-sponsored intrusions, industrial espionage, employee malfeasance, and human or technological error. Computer hackers and others routinely attempt to breach the security of technology products, services, and systems such as ours, and those of customers, third-party contractors and vendors.

Our operations depend on our ability to protect our network from interruption by damage from unauthorized entry, computer viruses or other events beyond our control. In the past, we may have been subject to malicious attacks including denial or disruption of service (“DDOS”), and we may be subject to DDOS or other malicious attacks in the future. We cannot assure you that our backup systems, regular data backups, security protocols, DDOS mitigation and other procedures that are currently in place, or that may be in place in the future, will be adequate to prevent significant damage, system failure or data loss. Critical to our provision of service is the storage, processing, and transmission of confidential and sensitive data. We store, process and transmit a wide variety of confidential and sensitive information including credit card, bank account and other financial information, proprietary, trade secret or other data that may be protected by intellectual property laws, customers' and employees' personally identifiable information, as well as other sensitive information. We, along with others in our industry, will be subject to cyber threats and security breaches, given the nature of the information we store, process and transmit.

Depending on the evolving nature of cyber threats and the measures we may have to implement to continue to maintain the security of our networks and data, our profitability may be adversely impacted or we may have to increase the price of our services which may make our offerings less competitive with those of other service providers.

If an individual obtains unauthorized access to our network, or if our network is penetrated, our service could be disrupted and sensitive information could be lost, stolen or disclosed which could have a variety of negative impacts, including legal liability, investigations by law enforcement and regulatory agencies, and exposure to fines or penalties, any of which could harm our business reputation and have a material negative impact on our business. In addition, to the extent we market our services as compliant with particular laws governing data privacy and security, such as HIPAA (Health Insurance Portability and Accountability Act), GDPR (General Data Protection Regulation) and the Gramm-Leach-Bliley Act, any security breach that exposes protected information may make us susceptible to a number of claims related to our marketing.

Many governments have enacted laws requiring companies to notify individuals of data security incidents involving certain types of personal data. In addition, some of our customers contractually require notification of any data security compromise. Security compromises experienced by our competitors, by our customers or by us may lead to public disclosures, which may lead to widespread negative publicity. Any security compromise in our industry, whether actual or perceived, could harm our reputation, erode customer confidence in the effectiveness of our security measures, negatively impact our ability to attract new customers, cause existing customers to elect not to renew their contracts with us or subject us to third-party lawsuits, regulatory fines or other action or liability, which could materially and adversely affect our business and operating results.

In contracts with larger customers, we sometimes agree to assume liability for security breaches in excess of the amount of committed revenue from the contract. In addition, there can be no assurance that any limitations of liability provisions in our customer contracts for a security breach would be enforceable or adequate or would otherwise protect us from any such liabilities or damages with respect to any particular claim. We also cannot be sure that our existing general liability insurance coverage and coverage for errors or omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, financial condition and operating results.

Industry consolidation could make it more difficult for us to compete.

Companies offering cloud voice, UCaaS, cloud connectivity, SaaS, IaaS and other cloud services, as well as more traditional business services, are, in some circumstances, consolidating. This consolidation strengthens our competitors and poses increased competitive challenges for us. In addition, there has been, and continues to be, combinations between incumbent local exchange carriers (“ILECs”)/interexchange carriers which provides the ILECs with national and international networks and eliminates the two most effective and well-financed opponents of the ILECs in federal and state legislative and regulatory forums, potentially reducing the availability of non-ILEC network facilities.

We may not be able to compete successfully with businesses that have combined, or will combine, to produce companies with substantially greater financial, technical, sales and marketing resources, or with larger client bases, more extended networks or more established relationships with vendors and distributors. If we were to experience such heightened competitive pressures, there is a risk that our revenues may not grow as expected and the value of our common stock and other equity securities could decline.

Our ability to provide certain of our services and systems at competitive prices is dependent on our ability to negotiate and enforce favorable interconnection and other agreements with ILECs.

Our ability to continue to obtain favorable interconnection, unbundling, service provisioning and pricing terms is dependent, in part, on maintenance of interconnection agreements with the ILEC. We are party to one or more interconnection agreements in each state and service territory in which we require such agreements. The initial terms of many of our interconnection agreements have expired, however, our interconnection agreements generally contain an “evergreen” provision that allows the agreement to continue in effect until terminated. ILECs also are making available some facilities and services to competitors under unregulated “commercial agreements” that are not subject to the same requirements as interconnection agreements. The largest ILECs are also attempting to eliminate mandatory interconnection through Federal Communications Commission (“FCC”) rulemaking, and replace regulated interconnection arrangements with commercial negotiations. If we were to receive a termination notice from an ILEC, we could negotiate a new agreement or initiate an arbitration proceeding at the relevant state commission before the agreement expired. In addition, the Federal Communications Act of 1934, as amended (the “Communications Act”), gives us the right to opt into interconnection agreements which have been entered into by other carriers, provided the agreement is still in effect and provided that we adopt the entire agreement. We cannot assure you that we will be able to successfully renegotiate these agreements or any other interconnection agreement on terms favorable to us or at all. Local telephone service competition depends on cost based and nondiscriminatory interconnection with, and use of, ILEC networks and facilities. Failure to achieve and maintain such arrangements could have a material adverse effect on our ability to provide competitive local telephone services. If we are unable to renegotiate or enter into new agreements on acceptable terms, our cost of doing business could increase and our ability to compete could be impeded.

Due to their control of “last-mile” access to many of our customers, if we experience difficulties in working with ILECs, our ability to offer services on a timely and cost-effective basis could be materially and adversely affected.

Our business depends on our ability to interconnect with ILEC networks and to lease from the ILECs certain essential network elements. We obtain access to these network elements and services under terms established in interconnection agreements, contract tariffs and commercial arrangements that we have entered into with ILECs. Like many competitive communications services providers, from time to time, we may experience difficulties in working with ILECs with respect to obtaining information about network facilities, ordering and maintaining network elements and services, interconnecting with ILEC networks and settling financial disputes. These difficulties can impair our ability to provide service to our customers on a timely and competitive basis. If an ILEC refuses to cooperate or otherwise fails to support our business needs for any other reason, including labor shortages, work stoppages, cost-cutting initiatives or disruption caused by mergers, other organizational changes or terrorist attacks, our ability to offer services on a timely and cost-effective basis can be materially and adversely affected.

Additional taxation and government regulation of the cloud communications industry may slow our growth, resulting in decreased demand for our products and services and increased costs of doing business.

As a result of changes in regulatory policy, we could be forced to pay additional taxes on the products and services we provide. We structure our operations and our pricing based on assumptions about various domestic and international tax laws, tax treaties and other relevant laws. Taxation authorities or other regulatory authorities might not reach the same conclusions about taxation that we have reached in formulating our assumptions. We could suffer adverse tax and other financial consequences if our assumptions about these matters are incorrect or the relevant laws are changed or modified. In the U.S., our products and services are subject to varying degrees of federal, state and local regulation, including regulation by the FCC and various state public utility commissions. In Canada, our products and services are subject to varying degrees of federal, provincial and local regulation, including regulation by The Canadian Radio-television and Telecommunications Commission. We may also be subject to similar regulation by other foreign governments and their telecommunications and/or regulatory agencies. While these regulatory agencies grant us the authority to operate our business, they typically exercise minimal control over the cloud services that we offer. However, they do require the filing of various reports, compliance with public safety and consumer protection standards and the payment of certain regulatory fees and assessments.

We also hold various U.S. federal and state licenses authorizing us to provide regulated interstate and intrastate telecommunications services to our carrier and end-user customers, and we comply with federal and state reporting, fee payment, tariffing and other obligations with respect to these services. In contrast to the typically lighter regulation of cloud services, described above, telecommunications services in the U.S. are often subject to a more formalized and aggressive regulatory regime. Even in jurisdictions where we are primarily providing cloud or lightly regulated VoIP services, we are regulated more pro-actively based upon the holding of a license to provide telecommunications services. It is possible that at some point we may be found not to have fully complied with applicable federal and/or state licensing or compliance requirements and, as a result, we may be subject to fines, penalties or other enforcement consequences. In addition, following the Birch Merger, our operations are subject to the requirements of a Consent Decree established in 2016 between Birch Communications, Inc. and the FCC to settle allegations of noncompliance by BCI and its operating subsidiaries. We may face heightened regulatory scrutiny going forward as a result of the Consent Decree and in the event that we are found to have violated any of the specific laws and regulations implicated in the consent decree, it is possible that we will face escalated penalties. Over time, it is possible that U.S. federal and/or state regulation of telecommunications services may change and become more burdensome, resulting in increased labor costs for compliance management and/or increases in direct costs of operations, including, for example, increased federal/state Universal Service Fund contributions or increased FCC and state public utility commission regulatory assessments. In the event that federal and/or state telecommunications regulation becomes more robust in the future, it could provide the basis for an increase in complaints filed against companies such as the Company pursuant to the Communications Act, and/or state laws and regulations.

In addition to new regulations being adopted, existing laws may be applied to the Internet and other services which are not regulated today, which could hinder our future growth.

New laws and regulations may be adopted that apply to the Internet and new and existing laws and regulations may cover issues that include: sales and other taxes; user privacy; pricing controls; characteristics and quality of products and services; consumer protection; cross-border commerce; copyright, trademark and patent infringement; and other claims based on the nature and content of Internet materials. Changes to existing laws or regulations or the adoption of new laws or regulations could delay growth in demand for our products and services or increase our costs and limit the growth of our revenue.

Additional taxation and government regulation of fiber assets and right of way may increase our cost of doing business.

The provision of certain of our services relies upon our 100% Internet Protocol-based network that includes 31,000 route miles of fiber. These fiber assets occupy rights-of-way and other easements, many of which are controlled by local and state governments. There may be adoption of, or changes to, local and state laws and regulations that affect these fiber assets in public rights-of-way and easements and the effect of those new or revised laws and regulations could be a greater regulatory burden upon the fiber networks, resulting in higher costs for our operations and delays in our ability to effectively manage and make modifications to, including expansions of our networks.

In addition, local governments may require us to obtain licenses, permits, or franchises to use the public rightsofway necessary to install and operate our network. We may be subject to numerous local regulations such as building codes, municipal franchise requirements, and licensing. Such regulations vary on a city-by-city and county-by-county basis and can affect our provision of services. We also may be required to pay license or franchise fees based on a percentage of gross revenues or a per linear foot basis in various localities. In many markets, ILECs are not required to pay these franchise fees or are permitted to pay fees that are substantially lower than those required to be paid by us. To the extent that our competitors do not pay the same level of fees that we do, we could be at a competitive disadvantage.

Risks Related to Ownership of our Common Stock

The elimination of monetary liability against our directors, officers and employees under our amended and restated certificate of incorporation and the existence of indemnification rights in favor of our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Fusion’s amended and restated certificate of incorporation contains provisions that eliminate the liability of our directors for monetary damages to us and our stockholders to the maximum extent permitted under the Delaware General Corporation Law. Fusion’s amended and restated bylaws also require us to indemnify our directors to the maximum extent permitted by Delaware law. We also have contractual indemnification obligations with our directors and certain of our executive officers. These indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and the associated costs may also discourage us from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit the Company and our stockholders.

Risks Relating to Our Prior Acquisition

The diversion of resources and management’s attention to the integration of Birch and MegaPath could adversely affect our day-to-day business.

While the integration of each of Birch and MegaPath is well underway, it places a significant burden on our management and internal resources and will continue to do so for some time. The diversion of management’s attention away from day-to-day business concerns and any difficulties we encounter as the integration process progresses could adversely affect our financial results.

Birch previously has been the subject of litigation and could be the subject of additional legal actions and possible liabilities in the future.

In the course of normal business activities, Birch and its subsidiaries have been the subject of civil litigation concerning various types of matters including, for example, customer complaints, breach of contract, billing and collection, employee claims, and intellectual property. While all actions and claims interposed against the Company are stayed pursuant to section 362 of the Bankruptcy Code during the pendency of the Chapter 11 Cases, it is possible that our directors and officers could be the subject of additional litigation involving similar or different matters in the future. For example, an individual or business could initiate litigation against a director or officer of the Company involving similar actions or behavior for which Birch previously was found liable, in the hopes of achieving a similarly favorable outcome. Due to the inherently uncertain nature of litigation, it is not possible to predict the likelihood, scope, or outcome of any future litigation. If litigation is initiated and the outcome is unfavorable to one or more directors or officers of the Company, the Company may be liable for such financial or other penalties. Any such liabilities are not predictable and, individually, or in the aggregate, could have a material adverse impact on our financial results.

We are unlikely to be able to recover amounts from BCHI Holdings LLC (“BCHI Holdings”) under various indemnifications provided in connection with the Birch Merger.

In connection with the Birch Merger, we secured indemnification from BCHI Holdings with respect to various litigation matters and pending regulatory proceedings and with respect to certain state tax matters. Under the terms of the indemnitee letters, at the option of BCHI Holdings, subject to certain exceptions amounts owed to us by BCHI Holdings could be paid in cash or shares of Fusion common stock. As the shares of Fusion common stock currently have little value and will be extinguished in the event that the Plan or another plan of restructuring is approved, we do not believe that we will be successful in recovering any amounts under these arrangements.

Birch and MegaPath may have additional liabilities that are not known, probable or estimable at this time.

There could be unasserted claims or assessments, including failure to comply with applicable communications laws, regulations, orders and consent decrees that we failed or were unable to discover or identify in the course of performing our due diligence investigation of Birch and MegaPath and that are not stayed by the Chapter 11 Cases. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our financial results.

Lingo’s failure to perform under the Transition Services Agreement and the Carrier Services Agreement entered into as part of the Birch Merger has affect our profitability and business and may continue to do so in the future.

In connection with the Birch Merger, Birch spun off its residential and small business customer segment through a dividend of its membership interests in Lingo Management, LLC (“Lingo”) and Lingo and the Company entered into a transition services agreement, dated as of May 4, 2018 (the “Transition Services Agreement”), pursuant to which each of the Company and Lingo agreed perform certain services for the benefit of the other for specified periods after the closing of the Birch Merger. In addition, in connection with the spin-off Lingo and the Company also entered into a carrier solutions wholesale master service agreement, dated as of May 4, 2018 (the “Carrier Services Agreement”), pursuant to which each of the Company and Lingo agreed to sell POTS (plain old telephone service) and various other telecommunications and information services to each other. Since the execution of the Transition Services Agreement and the Carrier Services Agreement, a number of disputes have arisen between the parties. The Company currently asserts that Lingo owes it in excess of $6.2 million for services provided under these agreement and an additional $8.8 million under the terms of the Birch Merger Agreement. The failure by Lingo to pay amounts that Fusion believes are owed has had an adverse effect on the Company’s profitability and business and may continue to do so in the future.